As filed with the Securities and Exchange Commission on June 6, 2014

Registration No. 333-184036

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 10 TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	45-2986089
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

1301 McKinney Street, Suite 2800

Houston, Texas 77010

(713) 595-1900

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Scott Gaille
General Counsel, Chief Compliance Officer and Secretary

ZaZa Energy Corporation

1301 McKinney Street, Suite 2800

Houston, Texas 77010

(713) 595-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

J. Mark Metts

Sidley Austin LLP

1000 Louisiana, Suite 6000

Houston, Texas 77002

(713) 495-4501

Approximate date of commencement of proposed sale to the public:  At such time or times after the effective date of this Registration Statement as the selling stockholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 21, 2012, ZaZa Energy Corporation filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-184036). The registration statement, as amended by Amendment No. 1 to Form S-1 on November 30, 2012, was declared effective by the SEC on December 4, 2012 and registered for resale by the selling stockholders identified in the prospectus 27,226,223 shares of our common stock issuable upon the exercise of warrants (the “Warrants) issued in connection with the Securities Purchase Agreement dated February 21, 2012 by and among the Company and the purchasers named therein in reliance upon applicable exemptions from registration under Section 4(a)(2) and Regulation D of the Securities Act.  Since the effectiveness of the original registration statement, certain transactions by the Company have triggered anti-dilution provisions in the Warrants and caused the number of outstanding shares of our common stock represented by the Warrants to increase to 28,068,503.  This Post-Effective Amendment No. 10 to Form S-1 on Form S-3 is being filed to register the 28,068,503 shares of our common stock issuable upon exercise of the Warrants in accordance with Rule 416 of the Securities Act, to convert the original registration statement on Form S-1 into a registration statement on Form S-3 and to update the prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

All applicable registration and filing fees were paid at the time of the original filing of the registration statement on September 21, 2012.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 6, 2014

Prospectus

28,068,503 Shares

Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus of 28,068,503 shares of common stock of ZaZa Energy Corporation, par value $0.01 per share, that are issuable upon the exercise of warrants (the “Warrants”) held by the selling stockholders that may be offered and sold from time to time by the selling stockholders named in this prospectus.

The selling stockholders and their permitted transferees may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise.  The timing and amount of any sale are within the sole discretion of the selling stockholders.  The selling stockholders may sell the shares directly or through underwriters, brokers or dealers.  The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale.  We will not receive any of the proceeds from the sale of the shares by the selling stockholders.  See “Plan of Distribution” on page 8 for more information on this topic.

Our common stock is listed on the NASDAQ Capital Market under the symbol ZAZA.  On June 3, 2014, the closing sale price of our common stock on the NASDAQ Capital Market was $0.6544 per share.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings.  This prospectus does not contain all of the information included in the registration statement.  The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus.  You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not, and the selling stockholders have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The selling stockholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted.  You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “ZaZa,” “Company,” “we,” “us,” and “our” mean ZaZa Energy Corporation and its wholly owned subsidiaries and each of their respective subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement filed with the SEC under the Securities Act of 1933 (the “Securities Act”) to register the resale by the selling stockholders of the securities offered by this prospectus.  The registration statement, including the attached exhibits, contains additional relevant information about us.  The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).  You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public through the SEC’s website at www.sec.gov.  General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.zazaenergy.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC.  Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus or termination of the offering:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 31, 2014;

•                  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2014;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 13, 2014;

•                  our Current Reports on Form 8-K, as filed with the SEC on February 7, 2014, February 26, 2014, March 12, 2014, March 20, 2014, March 21, 2014, March 31, 2014, May 14, 2014, May 16, 2014, May 20, 2014 and May 21, 2014; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed on February 21, 2012, and any amendments or reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost.  Requests should be made by writing or telephoning us at the following address:

ZaZa Energy Corporation
1301 McKinney Street, Suite 2800
Houston, Texas 77010
(713) 595-1900
Attn:  Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward-looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or phrases. However, these are not the exclusive means of identifying forward-looking statements.  The Company’s forward-looking statements are not guarantees of future performance and are only good-faith predictions and statements of the Company’s beliefs based on facts and factors currently known to us and assumptions that may prove to be inaccurate. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from those projected in, and contemplated by, such forward-looking statements.

Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 4. You should read that section carefully. Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements include, without limitation, the following:

•                              our registered public accounting firm has expressed doubt about our ability to continue as a going concern;

•                              fluctuations in the prices for, and demand for, oil, natural gas and NGLs;

•                              our substantial level of indebtedness;

•                              problems with our joint ventures or joint venture partners;

•                              our ability to raise necessary capital in the future;

•                              exploratory risks associated with new or emerging oil and gas formations;

•                              risks associated with drilling and operating wells;

•                              inaccuracies and limitations inherent in estimates of oil and gas reserves;

•                              our ability to replace oil and gas reserves;

•                              requirements to repurchase our Senior Secured Notes or our 9% Convertible Notes due 2017;

•                              our ability to use net operating loss carryforwards;

•                              unavailability or high cost of oil and gas equipment, materials, supplies, services and personnel;

•                              our concentration in a single geographic area;

•                              uninsured losses from oil and gas operating risks;

•                              legislation and governmental regulations, including federal or state regulation of hydraulic fracturing;

•                              our dependency upon third-party gathering, transportation and processing facilities;

•                              our size relative to our peers;

•                              failures in our acquisition strategy or integration of our acquisitions;

•                              hurricanes and natural disasters; and

•                              access to water to conduct hydraulic fracturing.

In addition to these factors, important factors that could cause actual results to differ materially from our expectations and specific risks involved with investing in our common stock are disclosed under “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our other filings with the SEC.

Any forward-looking statements made by the Company in this prospectus are based only on information currently available to the Company and speak only as of the date on which they are made.  We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events. Accordingly, you should not place any undue reliance on any of our forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus.  This summary is not complete and does not contain all of the information that you should consider before investing in our common stock.  You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

The Company

ZaZa Energy Corporation is an independent oil and gas company focused on the exploration and production of unconventional oil and gas assets.  We currently operate primarily through joint ventures in the Eaglebine trend in East Texas and the Eagle Ford trend in South Texas.  As of December 31, 2013, we held approximately 64,000 net acres in our areas of operations with proved reserves of approximately 687 MBoe (47% oil) having a standardized measure of approximately $14.5 million.  Our common stock is traded on the NASDAQ Capital Market under the trading symbol ZAZA.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to sections 13(a) or 15(d) of the Exchange Act, are made available free of charge on our website at www.zazaenergy.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the SEC.

Our principal executive offices are located at 1301 McKinney Street, Suite 2800, Houston, Texas 77010, and our telephone number is (713) 595-1900.  Our website address is www.zazaenergy.com.  However, information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

The Offering

Common stock to be registered for sale by the Selling Stockholders	28,068,503 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

NASDAQ Trading Symbol	ZAZA

Risk Factors

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should read the “Risk Factors” section of this prospectus beginning on page 4 for a discussion of factors to consider before deciding to invest in our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference in this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

USE OF PROCEEDS

We are registering these shares in order to satisfy registration rights we have granted to the selling stockholders.  The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders.  We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

On February 21, 2012, we entered into a Securities Purchase Agreement (as amended, the “SPA”) with the purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (collectively, the “Purchasers”), pursuant to which we issued the Senior Secured Notes and the Warrants.  The exercise price of the Warrants was initially $3.15 per share, subject to certain anti-dilution protections, including, but not limited to, stock splits and stock dividends, and issuances below the strike price or below 90% of the market price of our Common Stock.  As a result of the anti-dilution adjustments in the Warrants and amendments to the SPA, as of June 2, 2014, the number of outstanding shares of our Common Stock represented by the Warrants has increased to 28,068,503 and the exercise price has been reduced to $1.94 per share.

As of December 31, 2013, the Warrants represented approximately 20% of the outstanding shares of Common Stock on an as-converted and fully-diluted basis.  The Warrants contain a cashless exercise provision and became exercisable at the option of the holder at any time beginning August 21, 2012.  We can force exercise of the Warrants at any time beginning February 21, 2015 if the daily volume weighted average price (the “VWAP”) of Common Stock is, at the time of such conversion, greater than or equal to $10.00 per share for the prior 45 consecutive trading day period, and if for each of those 45 consecutive trading days, an average of at least 50,000 shares of Common Stock are traded per day during such period.  The Warrants expire on August 21, 2020.  The Warrants also prohibit the payment of cash dividends for as long as the Warrants remain outstanding.

Pursuant to the terms of the SPA, we are required to file the registration statement of which this prospectus is a part with the SEC and maintain its effectiveness for specified periods in order to register the offers and sales by the selling stockholders of the shares of common stock offered hereby.  Pursuant to the SPA, we have agreed to indemnify each selling stockholder against certain liabilities, including liabilities under the Securities Act.

The following table sets forth information regarding the selling stockholders and the number of shares of common stock each selling stockholder is offering.  The information included in the table as to the selling stockholders has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus.  The selling stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their securities since the date as of which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act and of which we are not aware.  The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.  Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power.  The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.  The percentage ownership data is based on 112,771,999 shares of our common stock issued and outstanding as of June 4, 2014.

We have been advised by the selling stockholders that, except for Capital Ventures International and Permal Talara Ltd., none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.  We have also been advised by the selling stockholders that they purchased the securities being registered in the ordinary course of business, and not for resale, and that they had, at the time of purchase, no agreements or understandings, directly or indirectly, with any person to distribute such securities.

To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of securities described below.

	Number of Shares of Common Stock Beneficially Owned Prior to		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After this Offering (2)
Name of Selling Stockholder (1)	the Offering		Hereby	Number	Percent
MSDC ZEC Investments, LLC(3)	11,227,399	(4)	11,227,399	0	—
Senator Sidecar Master Fund LP(5)	12,630,824	(6)	12,630,824	0	—
Winmill Investments LLC(7)	421,028	(8)	421,028	0	—
O-CAP Offshore Master Fund, L.P.(9)	294,720	(10)	294,720	0	—
O-CAP Partners, L.P.(11)	406,994	(12)	406,994	0	—
Permal Talara Ltd.(13)	449,097	(14)	449,097	0	—
Blackwell Partners, LLC(15)	603,473	(16)	603,473	0	—
Talara Master Fund, Ltd.(17)	350,857	(18)	350,857	0	—
Capital Ventures International(19)	1,684,111	(20)	1,684,111	0	—

(1)                     Throughout this prospectus, when we refer to the “selling stockholders,” we mean the persons listed in the table above, as well as the pledges, donees, assignees, transferees, successors and others who later hold any of the selling stockholders’ interests, and when we refer to the shares of our common stock being offered by this prospectus on behalf of the selling stockholders, we are referring to the 28,068,503 shares of our common stock issuable upon the exercise of the warrants issued in the private placement described in our Current Report on Form 8-K dated February 22, 2012, unless otherwise indicated.

(2)                     Assumes the sale of all shares offered.

(3)                     We have been advised that MSD Energy Partners, L.P. is the sole member of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSDC ZEC Investments, LLC.  MSDC Management, L.P. is the investment manager of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSD Energy Partners, L.P.  MSDC Management, L.P. is the sole manager of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSDC ZEC Investments, LLC.  MSDC Management (GP), LLC is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSDC Management, L.P.  Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of MSDC Management (GP), LLC and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the securities beneficially owned by MSDC Management (GP), LLC.  Each of Mr. Fuhrman, Mr. Phelan and Mr. Lisker disclaim beneficial ownership of such securities, except to the extent of the pecuniary interest of such person in such securities.  The address for each of Mr. Fuhrman, Mr. Phelan, Mr. Lisker, MSDC Management (GP), LLC, MSD Energy Partners, L.P., MSDC Management, L.P. and MSDC ZEC Investments, LLC is 645 Fifth Avenue, 21st Floor, New York, NY 10022.

(4)                     Includes 11,227,399 shares of common stock issuable upon the exercise of warrants.

(5)                     We have been advised that Senator Investment Group LP, a Cayman limited partnership, is the investment adviser to Senator Sidecar Master Fund LP and, as such, Senator Investment Group LP has voting and dispositive power over the ordinary shares held by Senator Sidecar Master Fund LP.  Alexander Klabin and Douglas Silverman are the Co-Chief Executive Officers of Senator Investment Group LP and may be deemed to have voting and dispositive power over the ordinary shares held by Senator Sidecar Master Fund LP.  Each of Mr. Klabin and Mr. Silverman expressly disclaims beneficial ownership of such securities, except to the extent of the pecuniary interest of such person in such securities.  The address for each of Mr. Klabin, Mr. Silverman, Senator Investment Group LP and Senator Sidecar Master Fund LP is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(6)                     Includes 12,630,824 shares of common stock issuable upon the exercise of warrants.

(7)                     We have been advised that each of David S. Winter and David J. Millstone is a member of Winmill Investments LLC and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the securities beneficially owned by Winmill Investments LLC.  The address for each of Mr. Winter,

Mr. Millstone and Winmill Investments LLC is 9 West 57th Street, 30th Floor, c/o 40 North Services LLC, New York, NY 10019.

(8)                     Includes 421,028 shares of common stock issuable upon the exercise of warrants.

(9)                     We have been advised that O-CAP Management, L.P., a Delaware limited partnership, is the investment manager to O-CAP Offshore Master Fund, L.P. and, as such, O-CAP Management, L.P. has voting and dispositive power over the ordinary shares held by O-CAP Offshore Master Fund, L.P. Michael E. Olshan and Jared S. Sturdivant are executive officers of O-CAP Management, L.P. and may be deemed to have voting and dispositive power over the ordinary shares held by O-CAP Offshore Master Fund, L.P.  Each of Mr. Olshan and Mr. Sturdivant expressly disclaims beneficial ownership of such securities, except to the extent of the pecuniary interest of such person in such securities.  The address for each of Mr. Olshan, Mr. Sturdivant, O-CAP Management, L.P. and O-CAP Offshore Master Fund, L.P. is 600 Madison Avenue, New York, NY 10022.

(10)              Includes 294,720 shares of common stock issuable upon the exercise of warrants.

(11)             We have been advised that O-CAP Management, L.P., a Delaware limited partnership, is the investment manager to O-CAP Partners, L.P. and, as such, O-CAP Management, L.P. has voting and dispositive power over the ordinary shares held by O-CAP Partners, L.P. Michael E. Olshan and Jared S. Sturdivant are executive officers of O-CAP Management, L.P. and may be deemed to have voting and dispositive power over the ordinary shares held by O-CAP Partners, L.P.  Each of Mr. Olshan and Mr. Sturdivant expressly disclaims beneficial ownership of such securities, except to the extent of the pecuniary interest of such person in such securities.  The address for each of Mr. Olshan, Mr. Sturdivant, O-CAP Management, L.P. and O-CAP Partners, L.P. is 600 Madison Avenue, New York, NY 10022.

(12)              Includes 406,994 shares of common stock issuable upon the exercise of warrants.

(13)              We have been advised that Saintco Ltd. is the Director of Permal Talara Ltd. and, as such, Saintco Ltd. has voting or dispositive power over all shares beneficially owned by Permal Talara Ltd.  Bernard Kemp, Dion Thompson and Deborah Watson are authorized signatories of Saintco Ltd. and may be deemed to have voting and dispositive power over the ordinary shares held by Permal Talara Ltd.  Each of Mr. Kemp, Mr. Thompson and Ms. Watson expressly disclaims beneficial ownership of such securities, except to the extent of the pecuniary interest of such person in such securities. The address for each of Permal Talara Ltd. and Saintco Ltd. is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands. Permal Talara Ltd. is affiliated with one or more members of the Financial Industry Regulatory Authority (“FINRA”), none of which has currently entered into any arrangement with Permal Talara Ltd. in respect of the sale of shares of its common stock covered by this prospectus.

(14)              Includes 449,097 shares of common stock is issuable upon the exercise of warrants.

(15)              We have been advised that DUMAC, Inc. has been appointed as the investment manager to Blackwell Partners, LLC by Gothic Corporation, the managing member of Blackwell Partners, LLC and, as such, DUMAC, Inc. has voting and dispositive power over the ordinary shares held by Blackwell Partners, LLC. Eric Koehrsen, Investment Manager at DUMAC, Inc., and Jannine Lall, Assistant Treasurer at DUMAC Inc., may be deemed to have voting and dispositive power over the ordinary shares held by Blackwell Partners, LLC. Each of Mr. Koehrsen and Ms. Lall expressly disclaims beneficial ownership of such securities, except to the extent of the pecuniary interest of such person in such securities. The address for each of Mr. Koehrsen, Ms. Lall, Gothic Corporation and Blackwell Partners, LLC is 280 South Mangum Street, Suite 210, Durham, North Carolina 27701.

(16)              Includes 603,473 shares of common stock is issuable upon the exercise of warrants.

(17)              We have been advised that Talara Capital Management, LLC is the investment manager to Talara Master Fund, Ltd. and, as such, Talara Capital Management, LLC has voting or dispositive power over all shares beneficially owned by Talara Master Fund, Ltd.  David Zusman, in his capacity as the managing member of Talara Capital Management, LLC is deemed to have beneficial ownership of all such shares.  However, Mr. Zusman expressly disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest in such securities.  The address for each of Mr. Zusman and Talara Capital Management, LLC is 805 Third Avenue, New York, New York 10022.

(18)              Includes 350,857 shares of common stock issuable upon the exercise of warrants.

(19)              We have been advised that Heights Capital Management, Inc. is the investment manager to Capital Ventures International and, as such, has discretionary authority to vote and dispose of the shares held by Capital

Ventures International and may be deemed to be the beneficial owner of these shares.  Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by Capital Ventures International.  Mr. Kobinger expressly disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest in such securities.  The address for each of Mr. Kobinger and Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111, and the address for Capital Ventures International is One Capitol Place, P.O. Box 1787 GT, Grand Cayman, Cayman Islands, British West Indies.  Capital Ventures International is affiliated with one or more members of FINRA, none of which has currently entered into any arrangement with Capital Ventures International in respect of the sale of shares of its common stock covered by this prospectus.

(20)              Includes 1,684,111 shares of common stock issuable upon the exercise of warrants.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus may be sold by the selling stockholders or their transferees from time to time in:

•                  transactions in the over-the-counter market, the NASDAQ Capital Market, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•                  negotiated transactions;

•                  transactions otherwise than on the NASDAQ Capital Market or stock exchanges;

•                  underwritten offerings;

•                  distributions to equity security holders, partners or other stockholders of the selling stockholders;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise;

•                  through a combination of these methods of sale; or

•                  any other method permitted by law.

The selling stockholders may sell the shares of our common stock at:

•                  fixed prices which may be changed;

•                  market prices prevailing at the time of sale;

•                  prices related to prevailing market prices;

•                  negotiated prices; or

•                  any other method permitted by law.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares.  If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.  Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them.  If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any broker-dealer or agent participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of section 2(a)(11) of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealer or agent, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Direct Sales, Agents, Dealers and Underwriters

The selling stockholders or their transferees may effect transactions by selling the shares of common stock in any of the following ways:

•                  directly to purchasers; or

•                  to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both.  The agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of section 2(a)(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

In the event that a member firm of FINRA is retained to effect transactions in the shares of common stock, no FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by a selling stockholder, which total compensation may not exceed 8%.

Regulation M

The selling stockholders and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholders or any other such person.  Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the shares.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective, subject to the limitations and exceptions contained in the SPA, until the selling stockholders have disposed of all shares being offered by this prospectus or the shares may be resold pursuant to Rule 144 of the Securities Act and are no longer subject to the volume restrictions therein.

State Securities Law

Under the securities laws of some states, the selling stockholders may only sell the shares in those states through registered or licensed brokers or dealers.  In addition, in some states the selling stockholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any.  We will indemnify the selling stockholders against some civil liabilities, including some liabilities which may arise under the Securities Act.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

EXPERTS

The consolidated financial statements of ZaZa Energy Corporation appearing in ZaZa Energy Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about ZaZa Energy Corporation’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Ryder Scott Company, L.P., an independent petroleum engineering firm.  This information and the report of Ryder Scott Company, L.P. are incorporated by reference herein and in the registration statement upon the authority of said firm as an expert with respect to such matters covered by such report and in giving such report.

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of DeGolyer and MacNaughton, an independent petroleum engineering firm.  This information and the report of DeGolyer and MacNaughton are incorporated by reference herein and in the registration statement upon the authority of said expert with respect to such matters covered by such report and in giving such report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered.  The selling stockholders will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with their sales of the shares.  All amounts shown are estimates except for the SEC registration fee.

SEC registration fee*		$7,594.71
Printing expenses			†
Transfer agent and registrar fees			†
Accounting fees and expenses			†
Legal fees and expenses			†
Total	$		†

*                 Previously paid.

†                 Estimated expenses are not presently known.  The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that ZaZa anticipates it will incur in connection with the offering of securities under this Registration Statement.  An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.        Indemnification of Directors and Officers.

As permitted by Section 102 of the DGCL, Article Eighth of our restated certificate of incorporation includes a provision that eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. Section 145 of the DGCL gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Article 10 of our amended and restated bylaws provides that we shall indemnify every person who is or was a director or officer or is or was serving at the company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the full extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted prior to such amendment). Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.

We have entered into indemnity agreements with our present directors and certain of our executive officers. The indemnity agreements will supplement existing indemnification provisions in our restated certificate of incorporation and amended and restated bylaws, and generally provide for the indemnification of all liabilities, costs and expenses incurred by our directors and executive officers in connection with the performance of their duties for the registrant, subject to certain customary exclusions. The indemnity agreements also provide for the reimbursement of expenses any such person incurs as a witness in connection with a proceeding involving the registrant and the advancement of expenses during any proceeding prior to a final resolution as long as such person agrees to return such funds if it is determined that they were not entitled to indemnification under the indemnity agreements. The indemnity agreements also establish customary procedures to determine whether a person is entitled to indemnification, including by the appointment of an independent counsel to evaluate such person’s claim to indemnification.

Item 16.        Exhibits.

The exhibits listed on the Exhibit Index to this Post-Effective Amendment No. 10 to Form S-1 on Form S-3 are hereby incorporated by reference.

Item 17.        Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)                               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 6, 2014.

ZAZA ENERGY CORPORATION

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 on Form S-3 has been signed by the following persons in the capacities indicated below on June 6, 2014.

Signature	Title

/s/ Todd A. Brooks	Executive Director, President and Chief Executive Officer
Todd A. Brooks	(principal executive officer)

/s/ Paul F. Jansen	Chief Financial Officer and Chief Accounting Officer
Paul F. Jansen	(principal financial officer and principal accounting officer)

*	Chairman of the Board of Directors
Herbert C. Williamson III

*	Director
Travis H. Burris

*	Director
John E. Hearn, Jr.

*	Director
Gaston L. Kearby

*	Director
A. Haag Sherman

* By:	/s/ Todd A. Brooks
Todd A. Brooks
Attorney-in-fact

EXHIBITS

Number	Exhibit Title
*1.1	Underwriting Agreement.

2.1

Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

2.2

Amendment No. 1 to the Agreement and Plan of Merger and Contribution, dated November 10, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.4 to ZaZa Energy Corporation’s Form S-4/A (333-177264) filed November 22, 2011).

2.3

Amendment No. 2 to the Agreement and Plan of Merger and Contribution, dated February 21, 2012, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.3 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

2.4

Contribution Agreement, dated August 9, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.2 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

2.5

Amendment No. 1 to the Contribution Agreement, dated November 10, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation, and consented to and agreed to by Toreador Resources Corporation (incorporated by reference to Exhibit 2.5 to ZaZa Energy Corporation’s Form S-4/A (333-177264) filed November 22, 2011).

2.6

Net Profits Interests Contribution Agreement, dated August 9, 2011, by and among the holders of net profits interests of ZaZa Energy, LLC and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.3 to Toreador Resources Corporation’s Current Report on Form 8-K filed August 10, 2011).

4.1	Restated Certificate of Incorporation of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.1 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.2	Amended and Restated Bylaws of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.2 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.3

Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.4

Waiver and Amendment No. 1, dated June 8, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

4.5

Waiver and Amendment No. 2, dated July 25, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.7 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

4.6	Waiver and Amendment No. 3, dated October 16, 2012, to the Securities Purchase Agreement,

Number	Exhibit Title

dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation’s Current Report on Form 8-K filed October 22, 2012).

4.7

Amendment No. 4, dated December 17, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation’s Current Report on Form 8-K filed December 21, 2012).

4.8

Amendment No. 5, dated March 28, 2013, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto, as amended (incorporated by reference to Exhibit 10.6 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q filed May 15, 2013).

4.9

Amendment No. 6, dated March 12, 2014, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto, as amended (incorporated by reference to Exhibit 10.6 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q filed May 13, 2014).

4.10

Lock-Up Agreement, dated as of February 21, 2012, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation’s Current Report on Form 8-K filed on February 22, 2012).

4.11

Amended and Restated Lock-Up Agreement, dated as of March 28, 2013, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.8 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q filed on May 15, 2013).

4.12

Exchange Agreement, dated February 24, 2014, by and among Todd A. Brooks, Blackstone Oil & Gas, LLC and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.2 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q filed May 13, 2014).

4.13

Exchange Agreement, dated February 24, 2014, by and among John E. Hearn, Jr., Lara Energy, Inc. and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q filed May 13, 2014).

4.14

Exchange Agreement, dated February 24, 2014, by and among Gaston L. Kearby, Omega Energy Corp. and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q filed May 13, 2014).

4.15

Form of Secured Notes issued pursuant to the Securities Purchase Agreement, dated February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.16

Form of Warrant to Purchase Shares of Common Stock of ZaZa Energy Corporation, dated February 21, 2012 (incorporated by reference to Exhibit 4.3 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.17

Form of Amended Warrant issued in replacement of warrants originally issued February 21, 2012 to the purchasers under the Secured Purchase Agreement, dated February 21, 2012, as amended (incorporated by reference to Exhibit 4.5 of ZaZa Energy Corporation’s Current Report on Form 8-K filed October 22, 2012).

4.18	Common Stock Purchase Warrant issued in replacement of warrants originally issued February 21,

Number	Exhibit Title

2012 to the purchasers under the Securities Purchase Agreement, dated February 21, 2012, as amended (incorporated by reference to Exhibit 10.7 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q filed May 15, 2013).

4.19

Form of Registration Rights Letter, dated February 22, 2012, by and among ZaZa Energy Corporation and certain purchasers (incorporated by reference to Exhibit 4.5 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.20

Form of Note Purchase Agreement, dated as of October 16, 2012, by and among ZaZa Energy Corporation and purchasers thereunder (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation’s Current Report on Form 8-K filed October 22, 2012).

4.21

Indenture, dated as of October 22, 2012, by and among ZaZa Energy Corporation, the Guarantors named therein, and Wilmington Trust, National Association, as trustee thereunder (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation’s Current Report on Form 8-K filed October 22, 2012).

4.22	Form of 9% Convertible Senior Notes due 2017 of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.3 of ZaZa Energy Corporation’s Current Report on Form 8-K filed October 22, 2012).

4.23

Form of Subordinated Promissory Note, dated February 21, 2012, issued to Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., and Gaston L. Kearby (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.24

Subordination Agreement, dated as of February 21, 2012, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., and Gaston L. Kearby, U.S. Bank National Association, as collateral agent, the Purchasers of the Notes and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation’s Current Report on Form 8-K filed on February 22, 2012).

4.25

Amended and Restated Subordination Agreement, dated June 8, 2012, among ZaZa Energy Corporation, the purchasers party to the Securities Purchase Agreement dated February 21, 2012, Todd A. Brooks, John E. Hearn, Jr., Gaston L. Kearby, Omega Energy, LLC, Blackstone Oil & Gas, LLC, and Lara Energy, Inc. (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

***5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered by ZaZa Energy Corporation.

**23.1	Consent of Ernst & Young LLP.

**23.2	Consent of Ryder Scott Company, L.P.

***23.3	Consent of Andrews Kurth LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

**23.4	Consent of DeGolyer and MacNaughton.

***24.1	Powers of Attorney

*                             If an underwriting agreement is utilized, it will be filed by amendment or as an exhibit to a Current Report on Form 8-K filed at a later date in connection with a specific offering.

**                      Filed herewith.

***               Previously filed.